MutualFirst Announces Earnings for the Third Quarter of 2017

MUNCIE, Ind., Oct. 24, 2017 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today net income available to common shareholders for the third quarter ended September 30, 2017 was $3.8 million, or $0.50 diluted earnings per common share. This compared to net income available to common shareholders for the same period in 2016 of $3.5 million, or $0.47 diluted earnings per common share. Annualized return on average assets was 0.95% and return on average tangible common equity was 10.24% for the third quarter of 2017 compared to 0.92% and 9.96%, respectively, for the same period of last year.

Net income available to common shareholders for the nine months ended September 30, 2017 was $10.9 million, or $1.45 diluted earnings per common share, compared to net income available to common shareholders of $10.0 million, or $1.32 diluted earnings per common share for the nine months ended September 30, 2016. Annualized return on average assets was 0.92% and return on average tangible common equity was 10.14% for the first nine months of 2017 compared to 0.89% and 9.64%, respectively, for the same period of last year.

Other financial highlights for the third quarter and the nine months ended September 30, 2017 included:

  Non-real estate consumer loan balances increased $10.0 million, or 21.8% on an annualized basis, in the third quarter of 2017 and increased $26.4 million, or 21.1% on an annualized basis for the first nine months of 2017.
  Deposits increased $26.0 million, or 8.9% on an annualized basis, in the third quarter of 2017 and increased $45.6 million, or 5.3% on an annualized basis, in the first nine months of 2017.
  Tangible common equity to total assets was 9.38% and tangible book value per common share was $20.06 as of September 30, 2017 compared to tangible common equity to total assets of 8.89% and tangible book value per common share of $18.82 as of December 31, 2016.
  Net interest income for the third quarter of 2017 increased by $177,000 on a linked quarter basis and increased by $1.0 million compared to the third quarter of 2016.  Net interest income for the first nine months of 2017 increased $3.1 million compared to the same period in 2016.
  Provision for loan losses increased $70,000 in the third quarter of 2017 compared to the linked quarter and increased $120,000 compared to the third quarter of 2016.  Provision for loan losses increased $270,000 in the first nine months of 2017 compared to the same period in 2016.
  Net interest margin was 3.33% for the third quarter of 2017 compared to 3.29% in the second quarter of 2017 and 3.19% in the third quarter of 2016. Tax equivalent net interest margin was 3.44% for the third quarter of 2017 compared to 3.39% in the second quarter of 2017 and 3.29% in the third quarter of 2016. Net interest margin for the first nine months of 2017 increased 12 basis points compared to the same period in 2016.
  Non-interest income in the third quarter of 2017 decreased by $236,000 on a linked quarter basis and decreased by $632,000 when compared to the third quarter of 2016.  Non-interest income decreased by $1.7 million for the first nine months of 2017 compared to the same period in 2016.
  Non-interest expense increased in the third quarter of 2017 by $228,000 on a linked quarter basis and increased by $82,000 when compared to the third quarter of 2016.  Non-interest expenses increased by $49,000 for the first nine months of 2017 compared to the same period in 2016.
  The efficiency ratio improved to 68.5% in the third quarter 2017 compared to 69.7% in the third quarter of 2016 and improved to 69.1% for the first nine months of 2017 compared to 71.0% for the first nine months of 2016.

On October 4, 2017, MutualFirst Financial, Inc. and Universal Bancorp announced that they had entered into a merger agreement, where Universal will be merged into MutualFirst. Upon closing, Universal's wholly owned subsidiary, BloomBank, will be merged into MutualFirst's wholly owned subsidiary, MutualBank. The companies expect the merger to close in the first quarter of 2018. More information about the merger can be found in the MFSF 8-K filed on October 4, 2017.

"We are pleased with another strong quarter of core performance and believe our pending merger with Universal will continue the momentum that we have generated over the last several years," said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $28.7 million, or 2.5% on an annualized basis, as of September 30, 2017 compared to December 31, 2016, primarily due to the increase in gross loans of $20.6 million, or 2.4% on an annualized basis. The increase in the gross loan portfolio was primarily due to an increase in non-real estate consumer loans of $26.4 million, or 21.1% on an annualized basis, and in commercial loans of $10.7 million, or 3.2% on an annualized basis.

The increase in gross loans was partially offset by a decline in the consumer residential loan portfolio of $16.5 million. Mortgage loans held for sale increased by $723,000, since December 31, 2016. The Bank sells longer term fixed rate mortgage loans to mitigate interest rate risk and generate fee income. Mortgage loans sold during the first nine months of 2017 totaled $84.8 million compared to $110.4 million in the first nine months of 2016 as mortgage production slowed compared to the first nine months of 2016 due to higher interest rates and lower refinancing opportunities.

Deposits increased by $45.6 million in the first nine months of 2017. The increase in deposits was a result of an increase in core deposits of $34.1 million and an increase of $11.4 million in certificates of deposit.

Allowance for loan losses was $12.4 million as of September 30, 2017 compared to $12.4 million as of December 31, 2016. Net charge-offs in the first nine months of 2017 were $874,000, or 0.10% of average total loans on an annualized basis, compared to $654,000, or 0.08% of average total loans on an annualized basis in the first nine months of 2016. The allowance for loan losses to non-performing loans as of September 30, 2017 was 290.4% compared to 230.1% as of December 31, 2016. The allowance for loan losses to total loans as of September 30, 2017 was 1.04% compared to 1.06% as of December 31, 2016. Non-performing loans to total loans at September 30, 2017 were 0.36% compared to 0.46% at December 31, 2016. Non-performing assets to total assets were 0.30% at September 30, 2017 compared to 0.42% at December 31, 2016.

Stockholders' equity was $150.2 million at September 30, 2017, an increase of $10.2 million from December 31, 2016. The increase was primarily due to net income available to common shareholders of $10.9 million, an increase in accumulated other comprehensive income of $1.7 million and an increase of $1.2 million due to exercises of stock options. These increases were partially offset by common stock dividends of $3.5 million for the first nine months of 2017. The Company's tangible book value per common share as of September 30, 2017 increased to $20.06 compared to $18.82 as of December 31, 2016 and the tangible common equity ratio increased to 9.38% as of September 30, 2017 compared to 8.89% as of December 31, 2016. MFSF's and the Bank's risk-based capital ratios were well in excess of "well-capitalized" levels as defined by all regulatory standards as of September 30, 2017.

Income Statement

Net interest income before the provision for loan losses increased $1.0 million for the quarter ended September 30, 2017 compared to the same period in 2016. The increase in net interest income was primarily a result of an increase of $67.6 million in average interest earning assets, due to an increase of $61.2 million in average loans. This increase was aided by an increase of 14 basis points in net interest margin to 3.33%, while the tax equivalent margin increased 15 basis points to 3.44%. The increase in net interest margin was the result of average interest earning assets, primarily loans, repricing higher, due to recent increases in the Fed Funds rate, exceeding the increase in rates on average interest-bearing liabilities. On a linked quarter basis, net interest income before the provision for loan losses increased $177,000 as net interest margin increased by 4 basis points.

Net interest income before the provision for loan losses increased $3.1 million for the first nine months of 2017 compared to the same period in 2016. The increase was a result of an increase of $76.2 million in average interest earning assets due to an increase in the average loan portfolio of $76.1 million and an increase of 12 basis points in net interest margin to 3.28% compared to 3.16% for the first nine months of 2016. The tax equivalent margin for the first nine months of 2017 was 3.38% compared to 3.25% for the comparable period in 2016.

Provision for loan losses in the third quarter of 2017 was $370,000 compared to $250,000 during last year's comparable period. The increase was due to management's ongoing evaluation of the adequacy of the allowance for loan losses, which was partially attributable to an increasing loan portfolio and a slightly higher level in net charge offs of $418,000, or 0.14% of loans on an annualized basis, in the third quarter of 2017 compared to net charge offs of $267,000, or 0.09% of loans on an annualized basis, in the third quarter of 2016.

The provision for loan losses for the first nine months of 2017 was $870,000 compared to $600,000 during last year's comparable period. The increase was primarily due to our loan portfolio that has increased $55.3 million, or 4.9% over the last year. Net charge-offs for the first nine months of 2017 equaled $874,000, or 0.10% of loans on an annualized basis, compared to $654,000, or 0.08% in the same period of 2016.

Non-interest income for the third quarter of 2017 was $4.4 million, a decrease of $632,000 compared to the third quarter of 2016. This decrease was primarily a result of a decline of $538,000 in net gain on sale of mortgage loans in the third quarter of 2017 compared to the same period in 2016. This was primarily due to lower production due to weaker demand as interest rates increased and refinancing activity slowed. This decrease was partially offset by an increase of $136,000 in service fee income primarily due to increased interchange income. On a linked quarter basis, non-interest income decreased $236,000 due to a decrease of $234,000 in gain on sale of securities.

Non-interest income for the first nine months of 2017 was $13.2 million, a decrease of $1.7 million compared to the first nine months of 2016. The reasons for the decrease include a decline of $1.2 million in gain on sale of mortgage loans primarily due to slower production; a decline of $647,000 in other income due to one-time income received in the second quarter 2016, not repeated in 2017; a decline of $409,000 in gain on sale of securities. These decreases were partially offset by an increase of $348,000 in service fee income as described earlier.

Non-interest expense increased $82,000 when comparing the third quarter of 2017 with the same period in 2016. The increase was primarily due to an increase of $196,000 in occupancy expense due to a loss of rental income from an office building sold in the fourth quarter of 2016 and an increase of $118,000 in data processing fees due to general inflationary increases and increased usage of services offered by our core processor. These increases were partially offset by a decline of $194,000 in other expense due to a higher level of fraud losses in the third quarter of 2016 not repeated in 2017. On a linked quarter basis, non-interest expense increased $228,000 partially due to increased health insurance expenses.

Non-interest expense increased $49,000 when comparing the first nine months of 2017 with the same period in 2016. Net occupancy expense increased by $521,000 due to a loss of rental income from an office building sold in the fourth quarter of 2016. Data processing increased by $232,000 due to general inflationary increases and increased usage of services offered by our core processor and ATM and debit card expense increased $157,000 due to increased debit card transactions. These increases were primarily offset by a decrease of $656,000 in other expenses due to a decreased level of operating expenses and reduction in fraud expenses and a decrease of $141,000 in advertising expense.

The effective tax rate for the third quarter of 2017 was 23.2% compared to 25.8% in the same quarter of 2016. The reason for the decline was an increase in tax free income partially due to an increase in holdings of tax free municipal securities and a tax benefit from stock options exercised in the third quarter of 2017.

The effective tax rate for the first nine months of 2017 was 24.4% compared to 24.9% for the same period in 2016. The reason for the decline was an increase in tax free income partially due to an increase in holdings of tax free municipal securities and tax benefits from stock options exercised in 2017.

Heeter concluded, "Overall, we are pleased with our continued progress toward achieving the goals we set out in our strategic plan. We are excited about the future and we believe partnering with Universal will help to increase shareholder value."

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has twenty-seven full-service retail financial centers in Allen, Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	September 30,	June 30,	December 31,	September 30,
Balance Sheet (Unaudited):	2017	2017	2016	2016
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$25,751	$25,168	$26,860	$25,143
Interest-bearing time deposits	1,937	2,046	993	980
Investment securities - AFS	260,072	256,642	249,913	256,865
Loans held for sale	4,786	8,796	4,063	8,311
Loans, gross	1,190,145	1,184,353	1,169,502	1,134,876
Allowance for loan losses	(12,378)	(12,426)	(12,382)	(12,587)
Net loans	1,177,767	1,171,927	1,157,120	1,122,289
Premises and equipment, net	21,281	20,886	21,200	31,668
FHLB of Indianapolis stock	11,183	11,183	10,925	10,751
Deferred tax asset, net	10,487	10,800	12,037	10,723
Cash value of life insurance	52,430	52,155	51,594	51,309
Other real estate owned and repossessed assets	438	709	1,199	876
Goodwill	1,800	1,800	1,800	1,800
Core deposit and other intangibles	172	233	391	475
Other assets	13,710	13,604	15,038	12,632
Total assets	$1,581,814	$1,575,949	$1,553,133	$1,533,822

Liabilities and Stockholders' Equity
Deposits	$1,198,962	$1,172,985	$1,153,382	$1,125,760
FHLB advances	212,563	235,991	240,591	239,091
Other borrowings	4,221	4,211	4,189	8,921
Other liabilities	15,843	16,436	14,933	16,840
Stockholders' equity	150,225	146,326	140,038	143,210
Total liabilities and stockholders' equity	$1,581,814	$1,575,949	$1,553,133	$1,533,822

	Three Months	Three Months	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	December 31,	September 30,	September 30,	September 30,
Income Statement (Unaudited):	2017	2017	2016	2016	2017	2016
	(000)	(000)	(000)	(000)	(000)	(000)

Total interest and dividend income	$15,026	$14,652	$13,943	$13,567	$43,787	$39,859
Total interest expense	2,762	2,565	2,374	2,330	7,723	6,873

Net interest income	12,264	12,087	11,569	11,237	36,064	32,986
Provision for loan losses	370	300	250	250	870	600
Net interest income after provision
for loan losses	11,894	11,787	11,319	10,987	35,194	32,386

Non-interest income
Service fee income	1,651	1,714	1,707	1,515	4,765	4,417
Net realized gain on sales of AFS securities	45	279	162	92	453	862
Commissions	1,260	1,318	1,287	1,259	3,774	3,762
Net gain on sale of loans	1,010	945	866	1,548	2,725	3,895
Net servicing fees	109	96	93	91	306	239
Increase in cash value of life insurance	275	288	285	284	835	874
Net gain (loss) on sale of other real estate and repossessed assets	(14)	(75)	(65)	72	(35)	(145)
Other income	98	105	131	205	405	1,052
Total non-interest income	4,434	4,670	4,466	5,066	13,228	14,956

Non-interest expense
Salaries and employee benefits	6,871	6,534	7,335	6,941	20,131	20,092
Net occupancy expenses	788	763	469	592	2,360	1,839
Equipment expenses	442	438	399	448	1,307	1,419
Data processing fees	604	541	525	486	1,699	1,467
Advertising and promotion	290	303	158	350	905	1,046
ATM and debit card expense	457	410	408	391	1,284	1,127
Deposit insurance	181	168	164	165	562	624
Professional fees	372	408	538	419	1,175	1,269
Software subscriptions and maintenance	525	567	548	540	1,661	1,569
Other real estate and repossessed assets	39	33	26	(39)	120	47
Other expenses	876	1,052	910	1,070	2,864	3,520
Total non-interest expense	11,445	11,217	11,480	11,363	34,068	34,019

Income before income taxes	4,883	5,240	4,305	4,690	14,354	13,323
Income tax provision	1,132	1,342	1,068	1,208	3,499	3,319
Net income available to common shareholders	$3,751	$3,898	$3,237	$3,482	$10,855	$10,004

Pre-tax pre-provision earnings (1)	$5,253	$5,540	$4,555	$4,940	$15,224	$13,923

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		9/30/2017			9/30/2016
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$18,080	$28	0.62%	$21,601	$17	0.31%
Mortgage-backed securities:
Available-for-sale	153,464	917	2.39	167,784	950	2.26
Investment securities:
Available-for-sale	103,047	854	3.31	79,392	623	3.14
Loans receivable	1,189,645	13,109	4.41	1,128,407	11,866	4.21
Stock in FHLB of Indianapolis	11,183	118	4.22	10,644	111	4.17
Total interest-earning assets (2)	1,475,419	15,026	4.07	1,407,828	13,567	3.85
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	97,572			112,119
Total assets	$1,572,991			$1,519,947

Interest-Bearing Liabilities:
Demand and NOW accounts	$306,906	346	0.45	$276,636	163	0.24
Savings deposits	139,097	4	0.01	135,867	4	0.01
Money market accounts	173,170	179	0.41	172,041	116	0.27
Certificate accounts	383,426	1,275	1.33	360,463	1,049	1.16
Total deposits	1,002,599	1,804	0.72	945,007	1,332	0.56
Borrowings	215,327	958	1.78	232,687	998	1.72
Total interest-bearing liabilities	1,217,926	2,762	0.91	1,177,694	2,330	0.79
Non-interest bearing deposit accounts	190,997			183,428
Other liabilities	15,603			16,668
Total liabilities	1,424,526			1,377,790
Stockholders' equity	148,465			142,157
Total liabilities and stockholders' equity	$1,572,991			$1,519,947

Net interest earning assets	$257,493			$230,134

Net interest income		$12,264			$11,237

Net interest rate spread (4)			3.17%			3.06%

Net yield on average interest-earning assets (4)			3.33%			3.19%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.44%			3.29%

Average interest-earning assets to
average interest-bearing liabilities			121.14%			119.54%

		Nine			Nine
		months ended			months ended
		9/30/2017			9/30/2016
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$21,188	$89	0.56%	$24,650	$60	0.32%
Mortgage-backed securities:
Available-for-sale	158,064	2,893	2.44	177,341	3,115	2.34
Investment securities:
Available-for-sale	96,194	2,344	3.25	73,946	1,756	3.17
Loans receivable	1,181,566	38,112	4.30	1,105,501	34,601	4.17
Stock in FHLB of Indianapolis	11,161	349	4.17	10,539	327	4.14
Total interest-earning assets (2)	1,468,173	43,787	3.98	1,391,977	39,859	3.82
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	97,736			113,806
Total assets	$1,565,909			$1,505,783

Interest-Bearing Liabilities:
Demand and NOW accounts	$301,553	846	0.37	$271,901	481	0.24
Savings deposits	139,433	11	0.01	135,649	11	0.01
Money market accounts	171,497	431	0.34	168,424	333	0.26
Certificate accounts	385,240	3,615	1.25	353,079	3,075	1.16
Total deposits	997,723	4,903	0.66	929,053	3,900	0.56
Borrowings	221,750	2,820	1.70	234,733	2,973	1.69
Total interest-bearing liabilities	1,219,473	7,723	0.84	1,163,786	6,873	0.79
Non-interest bearing deposit accounts	186,059			185,448
Other liabilities	15,585			15,811
Total liabilities	1,421,117			1,365,045
Stockholders' equity	144,792			140,738
Total liabilities and stockholders' equity	$1,565,909			$1,505,783

Net interest earning assets	$248,700			$228,191

Net interest income		$36,064			$32,986

Net interest rate spread (4)			3.13%			3.03%

Net yield on average interest-earning assets (4)			3.28%			3.16%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.38%			3.25%

Average interest-earning assets to
average interest-bearing liabilities			120.39%			119.61%

	Three Months	Three Months	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	December 31,	September 30,	September 30,	September 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2017	2017	2016	2016	2017	2016

Share and per share data:
Average common shares outstanding:
Basic	7,373,408	7,344,233	7,324,233	7,324,233	7,350,182	7,414,328
Diluted	7,513,078	7,487,489	7,474,090	7,470,577	7,493,831	7,560,583
Per common share:
Basic earnings	$0.51	$0.53	$0.44	$0.48	$1.48	$1.35
Diluted earnings	$0.50	$0.52	$0.43	$0.47	$1.45	$1.32
Dividends	$0.16	$0.16	$0.16	$0.14	$0.48	$0.42

Dividend payout ratio	32.00%	30.77%	37.21%	29.79%	33.10%	31.82%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	0.95%	0.99%	0.83%	0.92%	0.92%	0.89%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	10.24%	10.92%	9.31%	9.96%	10.14%	9.64%
Interest rate spread information:
Average during the period(4)	3.17%	3.14%	3.08%	3.06%	3.13%	3.03%

Net interest margin(4)(5)	3.33%	3.29%	3.20%	3.19%	3.28%	3.16%

Efficiency Ratio	68.54%	66.94%	71.59%	69.70%	69.11%	70.96%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	121.14%	120.47%	118.24%	119.54%	120.39%	119.61%

Allowance for loan losses:
Balance beginning of period	$12,426	$12,382	$12,587	$12,604	$12,382	$12,641
Net charge-offs (recoveries):
Real Estate:
Commercial	0	(1)	0	0	(1)	29
Commercial construction and development	0	0	0	0	0	0
Consumer closed end first mortgage	126	80	93	123	247	302
Consumer open end and junior liens	13	8	4	(2)	21	45
Total real estate loans	139	87	97	121	267	376
Other loans:
Auto	1	19	8	17	27	(9)
Boat/RV	161	91	99	59	395	152
Other	46	52	71	90	114	155
Commercial and industrial	71	7	180	(20)	71	(20)
Total other	279	169	358	146	607	278

Net charge offs (recoveries)	418	256	455	267	874	654
Provision for loan losses	370	300	250	250	870	600
Balance end of period	$12,378	$12,426	$ 12,382	$12,587	$12,378	$12,587

Net loan charge-offs to average loans (4)	0.14%	0.09%	0.16%	0.09%	0.10%	0.08%

	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016

Total shares outstanding	7,389,394	7,344,233	7,324,233	7,324,233
Tangible book value per common share	$20.06	$19.65	$18.82	$19.24
Tangible common equity to tangible assets	9.38%	9.17%	8.89%	9.20%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$929	$1,199	$912	$1,230
Commercial construction and development	-	-	-	-
Consumer closed end first mortgage	2,132	1,679	3,626	3,704
Consumer open end and junior liens	245	238	335	231
Total real estate loans	3,306	3,116	4,873	5,165
Other loans:
Auto	13	4	5	3
Boat/RV	288	342	224	113
Other	2	10	24	62
Commercial and industrial	76	39	18	13
Total other	379	395	271	191
Total non-accrual loans	3,685	3,511	5,144	5,356
Accruing loans past due 90 days or more	577	27	237	478
Total nonperforming loans	4,262	3,538	5,381	5,834
Real estate owned	96	326	718	547
Other repossessed assets	342	383	481	329
Total nonperforming assets	$4,700	$4,247	$6,580	$6,710

Performing restructured loans (6)	$1,405	$2,071	$3,031	$2,646

Asset Quality Ratios:
Non-performing assets to total assets	0.30%	0.27%	0.42%	0.44%
Non-performing loans to total loans	0.36%	0.30%	0.46%	0.51%
Allowance for loan losses to non-performing loans	290.4%	351.2%	230.1%	215.8%
Allowance for loan losses to loans receivable	1.04%	1.05%	1.06%	1.11%

	Three Months	Three Months	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended	Ended	Ended
	September 30,	June 30,	December 31,	September 30,	September 30,	September 30,
Non-GAAP Measurements (7)	2017	2017	2016	2016	2017	2016

Total stockholders' equity (GAAP)	$150,225	$146,326	$140,038	$143,210	$150,225	$143,210
Less: Intangible assets	1,972	2,033	2,191	2,275	1,972	2,275
Tangible common equity (non-GAAP)	$148,253	$144,293	$137,847	$140,935	$148,253	$140,935

Total assets (GAAP)	$1,581,814	$1,575,949	$1,553,133	$1,533,822	$1,581,885	$1,533,822
Less: Intangible assets	1,972	2,033	2,191	2,275	1,972	2,275
Tangible assets (non-GAAP)	$1,579,842	$1,573,916	$1,550,942	$1,531,547	$1,579,913	$1,531,547

Tangible common equity to tangible assets (non-GAAP)	9.38%	9.17%	8.89%	9.20%	9.38%	9.20%

Book value per common share (GAAP)	$20.33	$19.92	$19.12	$19.55	$20.33	$19.55
Less: Effect of intangible assets	0.27	0.27	0.30	0.31	0.27	0.31
Tangible book value per common share	$20.06	$19.65	$18.82	$19.24	$20.06	$19.24

Return on average stockholders' equity (GAAP)	10.11%	10.77%	9.17%	9.80%	10.00%	9.48%
Add: Effect of intangible assets	0.13%	0.15%	0.14%	0.16%	0.14%	0.16%
Return on average tangible common equity (non-GAAP)	10.24%	10.92%	9.31%	9.96%	10.14%	9.64%

Total tax free interest income (GAAP)
Loans receivable	$106	$106	$110	$107	$320	$333
Investment securities	702	661	614	561	2,009	1,578
Total tax free interest income	$808	$767	$724	$668	$2,329	$1,911
Total tax free interest income, gross (at 34%)	$1,224	$1,162	$1,097	$1,012	$3,529	$2,895

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$12,264	$12,087	$11,569	$11,237	$36,064	$32,986
Add: Tax effect tax free interest income at 34%	416	395	373	344	1,200	984
Net interest income (non-GAAP)	12,680	12,482	11,942	11,581	37,264	33,970
Divided by: Average interest-earning assets	1,475,419	1,471,259	1,445,375	1,407,828	1,468,173	1,391,977
Net interest margin, tax equivalent	3.44%	3.39%	3.30%	3.29%	3.38%	3.25%

Ratio Summary:
Return on average equity	10.11%	10.77%	9.17%	9.80%	10.00%	9.48%
Return on average tangible common equity	10.24%	10.92%	9.31%	9.96%	10.14%	9.64%
Return on average assets	0.95%	0.99%	0.83%	0.92%	0.92%	0.89%
Tangible common equity to tangible assets	9.38%	9.17%	8.89%	9.20%	9.38%	9.20%
Net interest margin, tax equivalent	3.44%	3.39%	3.30%	3.29%	3.38%	3.25%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 34% applicable tax rate.

(4) Ratios for the three and nine month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7) This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc., (765) 747-2945